UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 17, 2009

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2009, the Board of Directors of Tempur-Pedic International Inc. (the “Company”) voted to expand the size of the Board of Directors and elect Evelyn S. Dilsaver as a member of the Board of Directors and Audit Committee effective immediately. Ms. Dilsaver was recommended to the Board of Directors and Audit Committee by the Company’s Nominating and Corporate Governance Committee. Ms. Dilsaver’s term will expire at the Company’s next annual meeting of stockholders. After the election of Ms. Dilsaver, the Board of Directors consists of eleven members.

Item 7.01. Regulation FD Disclosure

On December 17, 2009, the Company issued a press release announcing the election of Ms. Dilsaver to the Board of Directors of the Company. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated December 17, 2009, entitled “Tempur-Pedic International Names Evelyn S. Dilsaver as Director”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc.

Date: December 17, 2009	By:	/S/ DALE E. WILLIAMS
	Name:	Dale E. Williams
	Title:	Executive Vice President, Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 17, 2009, entitled “Tempur-Pedic International Names Evelyn S. Dilsaver as Director”